Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of January 23, 2024, is entered into by and among Jetco Holdings, LLC, a Wyoming limited liability company (“Seller”), 10 Fold Services, LLC (“10 Fold”), a Wyoming limited liability company and Global Technologies, Ltd, a Delaware limited corporation (“GTLL”)(GTLL and 10 Fold, collectively, the “Buyers”).

RECITALS

A. Seller is the owner of certain assets that equate to a “sales platform” (the “Asset”),

B. Seller desires to sell, assign, transfer and deliver to Buyers, and Buyers desire to purchase from Seller, certain Assets upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the Explanatory Statement, which shall be deemed a substantive part of this Agreement, and the mutual covenants, promises, agreements, representations and warranties contained in this Agreement, the parties hereto do hereby covenant, promise and agree as follows:

Article I

Purchase and Sale

Section 1.01 Purchase and Sale of Asset. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyers, and Buyers shall purchase from Seller, all of Seller’s right, title and interest in the asset set forth on Schedule 1.01, hereto (the “Purchased Asset”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”).

Section 1.02 Purchase Price. The aggregate purchase price for the Purchased Asset shall be as follows:

(a) At Closing, Buyers shall issue to Seller 25 shares of Series L Preferred Stock (the “Preferred”);

(b) Seller shall receive 50% of the net revenue from all sales generated through 10 Fold utilizing the Purchased Asset, exclusive of any sales generated for GOe3, LLC;

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(c) Seller shall receive 10 shares of the Preferred when sales through 10 Fold reach $500,000, net, utilizing the Purchased Asset, exclusive of any sales generated for GOe3, LLC;

(d) Seller shall receive 10 shares of the Preferred when sales through 10 Fold reach $1,000,000, net, utilizing the Purchased Asset, exclusive of any sales generated for GOe3, LLC;

(e) Seller shall receive 25 shares of the Preferred when sales through 10 Fold reach $2,000,000, net, utilizing the Purchased Asset, exclusive of any sales generated for GOe3, LLC.

Section 1.03 Assumption of Certain Liabilities:

Buyers shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

Section 1.04 Review Period: Termination

(a) Examination. After full execution of this Agreement, Buyers shall have up to three (3) business days (the “Review Period”) to the relevant information of Seller, which Seller shall provide, certify and warrant as full, complete and accurate.

(b) Termination. On or prior to the last day of the Review Period, Buyers shall have the right to terminate this Agreement for any reason or no reason it its sole and complete discretion. (the “Termination “). In the event of a Termination, this Agreement shall be deemed null and void. In the event that Buyers do not terminate this agreement during the Review Period, with such changes as may have been previously agreed in writing by Buyers and Seller, this Agreement, shall be final and binding.

Article II

Closing

Section 2.01 Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place within two (2) business days after the expiration of the Review Period in the event that this Agreement was not terminated by Buyers (the “Closing Date”). The consummation of the transaction contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.

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Section 2.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyers the following:

(i) a bill of sale in form and substance satisfactory to Buyers (the “Bill of Sale”) and duly executed by Seller, transferring the Purchased Asset to Buyers;

(ii) such other customary instruments of transfer, assumption, filings, documents or accounts, in form and substance reasonably satisfactory to Buyers, as may be required to give effect to this Agreement.

(b) At the Closing, Buyers shall deliver to Seller the following:

(i) 25 shares of Series L Preferred Stock in Sellers designated name.

Article III

Representations and warranties of seller

Seller represents and warrant to Buyers that the statements contained in this Article III are true and correct and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

Section 3.01 Organization and Authority of Seller; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Wyoming. Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation/formation, by-laws or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Asset; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which the Purchased Asset is subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Asset. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

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Section 3.03 Title to Purchased Asset. Seller owns and has good title to the Purchased Asset, free and clear of Encumbrances.

Section 3.04 Non-foreign Status. Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

Section 3.05 Compliance With Laws Seller has complied, and is now complying, with all applicable federal, state and local laws and regulations applicable to ownership and use of the Purchased Asset.

Section 3.06 Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, expected or threatened against or by Seller (a) relating to or affecting the Purchased Asset or the Assumed Liabilities; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.07 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.08 Undisclosed Liabilities. Seller has no Liabilities with respect to the Business, except those which have been incurred in the ordinary course of business consistent with past practice and which are not, individually or in the aggregate, material in amount.

Section 3.09 Fair Market Value. To the best of Seller’s knowledge, the Purchase Price constitutes fair market value for the Purchased Asset.

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Section 3.10 Governmental Orders.

There are no outstanding Governmental Orders (as the term is defined herein) and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business. Seller is in compliance with the terms of each Governmental Order set forth in the Disclosure Schedules. No event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

Section 3.11 Insurance

Seller has insurance policies in full force and effect (i) for such amounts as are sufficient for all requirements of Law and all agreements to which it is a party or by which it is bound and (ii) that are in such amounts, with such deductibles and against such risks and losses, as are reasonable for the Business and its assets and properties, subject to reasonable deductibles, and the risks insured against are normal and customary for the industry.

Section 3.12 Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Schedules, to this Agreement or any certificate or other document furnished or to be furnished to Buyers pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Article IV

Representations and warranties of buyers

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, “Buyers’ knowledge,” “knowledge of Buyers” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyers, after due inquiry.

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Section 4.01 Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyers of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyers. No consent, approval, waiver or authorization is required to be obtained by Buyers from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyers of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Legal Proceedings. There is no Action of any nature pending or, to Buyers’ knowledge, threatened against or by Buyers that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.04 Brokers. no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyers.

Article V

Covenants

Section 5.01 Public Announcements. Unless otherwise required by applicable law, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

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Section 5.02 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

Section 5.03 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyers (which consent shall not be unreasonably withheld or delayed), Seller shall (x) maintain the Asset in the ordinary course of business consistent with past practice;

(a) maintain the properties and assets included in the Purchased Asset in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(b) not take or permit any action that would cause material adverse changes, events or conditions in the Purchased Asset.

Section 5.04 Access to Information. From the date hereof until the Closing, Seller shall (a) afford Buyers and its Representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to the Business; (b) furnish Buyers and its Representatives with such financial, operating and other data and information related to the Business as Buyers or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller to cooperate with Buyers in its investigation of the Business. Any investigation pursuant to this Section 5.04 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business or any other businesses of Seller. No investigation by Buyers or other information received by Buyers shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.

Article VI

Indemnification

Section 6.01 Survival. Unless otherwise provided in this Agreement, all representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing for a period of twenty-four (24) months following the Closing Date.

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Section 6.02 Indemnification By Seller. Seller shall defend, indemnify and hold harmless Buyers, their affiliates and their respective stockholders, directors, officers and employees (“Buyers Indemnitees”) from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, (“Losses”) arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder; or

(c) any Excluded Asset or Excluded Liability.

Section 6.03 Right to Set-Off. If, from time to time and at any time, Buyers in good faith, which is based on documents, evidence and facts, which can be reasonably substantiated, believes it is entitled to indemnification by Seller or is entitled to be paid any amount under the provisions of Section 6.02, Buyers shall be entitled, if it so elects in its sole discretion, at any time without requirement of a judgment or adjudication of its right to indemnification, to set-off such amount against any obligation of Buyers pursuant to the Assumed Liabilities. Neither the exercise of nor failure to exercise such right of set-off will constitute an election of remedies or limit Buyers in any manner in the enforcement of any other remedies that may be available to it. Such right of set-off shall be in addition to and not in substitution of any other rights to which Buyers may be entitled to under the provisions of Section 6.02 or otherwise. If Buyers elect to exercise their right to set-off against an Assumed Liability(ies), then the Parties agree that it shall be construed as if Seller had never assumed such Assumed Liability(ies) pursuant to this Agreement.

Section 6.04 Indemnification By Buyers. Buyers shall defend, indemnify and hold harmless Owner and Seller, its affiliates and their respective stockholders, directors, officers and employees (“Seller Indemnitees”) from and against all Losses arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyers contained in this Agreement or any document to be delivered hereunder;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyers pursuant to this Agreement or any document to be delivered hereunder; or

(c) any Assumed Liability (Except as otherwise provided and subject to Section 6.03).

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Section 6.05 Cumulative Remedies. The rights and remedies provided in this Article VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Article VII

Miscellaneous

Section 7.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the [third] day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller:

Jetco Holdings, LLC

1910 Thomes Ave.

Cheyenne, WY 82001

If to Buyers:

Global Technologies, Ltd.

8 Campus Dr., Suite 105

Parsippany, NJ 07054

Section 7.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

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Section 7.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.05 Entire Agreement. This Agreement including all attachments and schedules and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 7.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.07 No Third-party Beneficiaries. Except as provided in Article VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.08 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.09 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule.

Section 7.11 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 7.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:

JETCO HOLDINGS, LLC

By
Name:	Timothy Cabrera
Title:	Member

BUYERS:

GLOBAL TECHNOLOGIES, LTD

By
Name:	Fredrick K. Cutcher Jr.
Title:	President

10 FOLD SERVICES, LLC

By
Name:	Fredrick K. Cutcher Jr.
Title:	Managing Member

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Schedule 1.01

PURCHASED ASSET

The following asset of Seller for use by Buyer with following features:

Key Features:

Sales Lead Management:

-  The CRM provides a centralized hub for tracking and managing sales leads from various sources.

-  Leads can be manually entered or automatically captured from sources like web forms, emails, and social media.

Email and Social Media Integration:

- Users can send emails, schedule follow-ups, and monitor social media interactions directly from the CRM interface.

Contact Management:

- The contact management module enables users to store detailed information about leads and customers, including contact details, communication history, and preferences.

- Users can segment contacts for targeted marketing and personalized communication.

Sales Cycle Overviews:

- Gain a comprehensive view of the entire sales cycle through intuitive dashboards and reports.

- Track leads through various stages of the sales pipeline, monitor conversion rates, and identify bottlenecks for timely adjustments.

Sales Channel Performance:

- Evaluate the effectiveness of different sales channels, such as email campaigns, social media, or direct sales.

- Analytics and reporting tools provide insights into which channels yield the best results, helping businesses allocate resources strategically.

Scalability:

- The platform is designed to grow with your business. It can accommodate a growing customer base and an expanding sales team.

- Customization options allow you to tailor the CRM to your unique business needs.

Third-Party Platform Integration:

- Built upon an industry-leading third-party platform, this CRM benefits from the latest technology and security updates.

- Integration with other business tools and software is seamless, enhancing its functionality.

Website Integration:

- Web Form Capture: Capture leads directly from your website’s contact forms. Whenever a potential customer submits a form, their information is automatically added to the CRM, reducing manual data entry.

Real-time Chat Capabilities

-

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Schedule 1.02

ISSUANCE OF 25 SHARES OF SERIES L PREFERRED STOCK

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